UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2013

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 12, 2013, The Interpublic Group of Companies, Inc. (the “Company”) entered into an amendment and restatement (the “Amendment”) of the Company’s credit agreement originally dated as of July 18, 2008, amended and restated as of April 23, 2010, further amended and restated as of May 31, 2011, and further amended as of November 6, 2012 (as further amended and restated pursuant to the Amendment, the “Credit Agreement”).  Under the Amendment, the revolving commitments under the Credit Agreement remain $1 billion, and the maturity date was extended to December 12, 2018. The Company continues to have the ability, to increase the commitments under the Credit Agreement from time to time by an additional amount of up to $250 million, provided the Company receives commitments for such increases and satisfies certain other conditions.

Pursuant to the Amendment, the cost structure was reduced.  Based on the Company’s current credit ratings, the applicable margin for Eurocurrency Rate borrowings (as defined in the Credit Agreement) is 1.275% and the facility fee payable on a lender’s revolving commitment is 0.225%.

Financial covenants contained in the Credit Agreement were also modified. The Company is required to maintain, as of the end of each fiscal quarter: (i) an interest coverage ratio of not less than 5.00 to 1.00 for the period of four fiscal quarters then ended; and (ii) a leverage ratio of not more than 3.25 to 1.00 for the period of four fiscal quarters then ended.

The foregoing description is qualified in its entirety by reference to the Credit Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1:
Credit Agreement, dated as of July 18, 2008, as amended and restated as of April 23, 2010, as further amended and restated as of May 31, 2011, as further amended as of November 6, 2012 and as further amended and restated as of December 12, 2013 among The Interpublic Group of Companies, Inc., the lenders named therein and Citibank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: December 17, 2013	By: /s/ Andrew Bonzani
Andrew Bonzani
Senior Vice President, General
Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1:
Credit Agreement, dated as of July 18, 2008, amended and restated as of April 23, 2010, further amended and restated as of May 31, 2011, further amended as of November 6, 2012 and as further amended and restated as of  December 12, 2013 among The Interpublic Group of Companies, Inc., the lenders named therein and Citibank, as administrative agent.

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